                                                             EXHIBIT 4.06(c)




                                        GUARANTY


     The undersigned, for value received, jointly and severally, unconditionally and absolutely, guarantee by way of a continuing guaranty to Comerica Bank ("Bank"), a Michigan banking corporation of One Detroit Center, Detroit, Michigan 48226 and to Bank's successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness to the Bank of GENERAL HOST CORPORATION, a New York corporation, and FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation, and also of any successor in interest of either, including without limit any debtor-in-possession or trustee in bankruptcy which succeeds to the interests of either (jointly and severally "Borrower"), however this indebtedness has been or may be incurred or evidenced and including, without limitation, all of the indebtedness and obligations of Borrower under that certain Mortgaged-Backed Credit Agreement dated November 29, 1996, and/or the Note and the other Documents (each as defined in such Credit Agreement) and all extensions, renewals and/or amendments or restatements of any of the foregoing (the "Indebtedness").

     The Indebtedness guaranteed includes: (a) any and all of the above-described Indebtedness for which Borrower would otherwise be liable to Bank were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason, including without limit liability for interest and attorney fees on, or in connection with, any of the Indebtedness from and after the filing by or against Borrower of a bankruptcy petition; (b) any and all amendments, modifications, renewals and/or extensions of any of the above, including without limit amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements; and (c) all costs of collecting Indebtedness, including without limit reasonable attorney fees.

     The undersigned waive notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, and diligence in collecting any Indebtedness, and agree that Bank may modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to the undersigned and without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned further waive any and all other notices to which the undersigned might otherwise be entitled. The undersigned acknowledge and agree that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by Bank of any remedy Bank may have against Borrower or any other person or any security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reason, and no defense or setoff available at any time to Borrower, shall impair, affect or be a defense or setoff to the obligations of the undersigned under this Guaranty.

     The undersigned deliver this Guaranty based solely on the undersigneds' independent investigation of the financial condition of Borrower and are not relying on any information furnished by Bank. The undersigned assume full responsibility for obtaining any further information concerning Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate from time to time. The undersigned waive any duty on the part of Bank, and agree that it is not relying upon nor expecting Bank to disclose to the undersigned any fact now or later known by Bank, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any co-guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect these facts may have upon the undersigneds' risks under this Guaranty or the undersigneds' rights against Borrower. The undersigned knowingly accept the full range of risk encompassed in this Guaranty, which risk includes without limit the possibility that Borrower may incur Indebtedness to Bank after the financial condition of Borrower, or its ability to pay its debts as they mature, has deteriorated.

     The undersigned represent and warrant that: (a) Bank has made no representation to the undersigned as to the creditworthiness of Borrower; and
(b) the undersigned have established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. The undersigned agree to keep adequately informed of any facts, events or circumstances which might in any way affect the risks of the undersigned under this Guaranty.

     The undersigned grant to Bank security interests in and the right of setoff as to any and all property of the undersigned now or later in the possession of Bank. The undersigned subordinate any claim of any nature that the undersigned now or later has against the Borrower to and in favor of all Indebtedness and agree not to accept payment or satisfaction of any claim that the undersigned now or later may have against Borrower without the prior written consent of Bank in the event and so long as any default exists with respect to Indebtedness. Upon an event of default with respect to the Indebtedness, and the giving of any required notice and expiration of any applicable cure period, should any payment, distribution, security, or proceeds, be received by the undersigned upon or with respect to any claim that the undersigned now or may later have against Borrower, the undersigned shall immediately deliver the same to the Bank in the form received (except for endorsement or assignment by the undersigned where required by the Bank) for application on the Indebtedness, whether matured or unmatured, and until delivered the same shall be held in trust by the undersigned as the property of the Bank. The undersigned further assign to the Bank as collateral for the obligations of the undersigned under this Guaranty all claims of any nature that the undersigned now or later has against the Borrower with full right on the part of the Bank, in its own name or in the name of the undersigned, upon an event of default with respect to the Indebtedness, and the giving of any required notice and expiration of any applicable cure period, to collect and enforce these claims.

     The undersigned agree that no security now or later held by Bank for payment of any Indebtedness, whether from Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of the undersigned under this Guaranty, and Bank, in its sole discretion, without notice to the undersigned, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned acknowledge and agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, to secure payment of the Indebtedness, and the undersigned is not relying upon any assets in which Bank has or may have a lien or security interest for payment of the Indebtedness.

     The undersigned acknowledge that the effectiveness of this Guaranty is not conditioned on any or all of the Indebtedness being guaranteed by anyone else.

     Until the Indebtedness is irrevocably paid in full, the undersigned waive any and all rights to be subrogated to the position of the Bank or to have the benefit of any lien, security interest or other guaranty now or later held by the Bank for the Indebtedness or to enforce any remedy which the Bank now or later has against the Borrower or any other person. Until the Indebtedness is irrevocably paid in full, the undersigned shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to the Borrower or any other person. The undersigned agree to indemnify and hold Bank harmless from and against any and all claims, actions, damages, costs and expenses, including without limit reasonable attorneys' fees, incurred by Bank in connection with the exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty by any of the undersigned. The Bank has no duty to enforce or protect any rights which the undersigned may have against the Borrower or any other person and the undersigned assumes full responsibility for enforcing and protecting these rights.

     The undersigned may terminate their respective obligations under this Guaranty as to future Indebtedness (except as provided below) by (and only by) delivering written notice of termination to an officer of the Bank and receiving from an officer of the Bank written acknowledgement of delivery; provided, the termination shall not be effective until the opening of business on the forty-fifth (45th) day following written acknowledgement of delivery. Any termination shall not affect in any way the unconditional obligations of the undersigned as to any Indebtedness existing at the effective date of termination or any Indebtedness created after that pursuant to any commitment or agreement of the Bank or any Borrower loan with the Bank existing at the effective date of termination (whether advances or readvances by the Bank are optional or obligatory), or any modifications, extensions or renewals of any such Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid. The undersigned shall indemnify the Bank against all claims, damages, costs and expenses, including without limit reasonable attorney fees, incurred by the Bank in connection with any suit, claim or action against the Bank arising out of any modification or termination of a Borrower loan or any refusal by the Bank to extend additional credit arising, in either event, in connection with the termination of this Guaranty.

     Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or in part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Bank in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned as if the returned, disgorged or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, the undersigned agrees upon demand by the Bank to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the undersigned to do so shall not affect in any way the reinstatement of continuation. If the undersigned do not execute and deliver to the Bank upon demand such documents, the Bank and each Bank officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of the undersigned (with full power of substitution) to execute and deliver such documents in the name and on behalf of the undersigned.

     The undersigned waive any right to require the Bank to: (a) proceed against any person, including without limit the Borrower; (b) proceed against or exhaust any security held from the Borrower or any other person; (c) give notice of the terms, time and place of any public or private sale of personal property security held from the Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the Michigan or other applicable Uniform Commercial Code or with any provision of the Personal Property Security Act; (d) pursue any other remedy in the Bank's power; or (e) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest, or notices of dishonor in connection with any obligations or evidences of Indebtedness held by the Bank as security, in connection with any other obligations or evidences of indebtedness which constitute in whole or in part Indebtedness, or in connection with the creation of new or additional Indebtedness.

     The undersigned authorize Bank, either before or after termination of this Guaranty, without notice to or demand on the undersigned and without affecting the undersigneds' liability under this Guaranty, from time to time to: (a) apply any security and direct the order or manner of sale of it, including without limit, a nonjudicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bank in its discretion may determine;
(b) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness; and (c) apply payments received by the Bank from the Borrower to any indebtedness of the Borrower to the Bank, in such order as the Bank shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and the undersigned waives any provision of law regarding application of payments which specifies otherwise. The Bank may without notice assign this Guaranty in whole or in part. Upon the Bank's request, the undersigned agrees to provide to the Bank copies of the undersigned's financial statements.

     The undersigned waive any defense based upon or arising by reason of (a) any disability or other defense of Borrower or any other person; (b) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full, of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of Borrower; (d) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to Bank or intended or understood by Bank or the undersigned; (e) any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower or any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form whatsoever including without limit any modification made after effective termination, and including without limit the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of any Indebtedness, including without limit increase or decrease of the interest rate. The undersigned waive any defense they may have based upon any election of remedies by Bank which destroys the undersigneds' subrogation rights or undersigneds' right to proceed against Borrower for reimbursement, including without limit any loss of rights the undersigned may suffer by reason of any rights, powers or remedies of Borrower in connection with any anti-deficiency, appraisement or valuation laws or any other laws limiting, qualifying or discharging any Indebtedness.

     The undersigned acknowledge that Bank has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including without limit this Guaranty. In connection with that right, the Bank may disclose any documents and information which the Bank now or later acquire relating to the undersigned and this Guaranty, whether furnished by the Borrower, the undersigned or otherwise. The undersigned further agree that Bank may disclose these documents and information to Borrower.

     The obligation under this Guaranty shall include any and all interest on all Indebtedness and any and all costs and expenses of any kind, including without limit reasonable attorney fees, incurred by Bank at any time for any reason in enforcing any of the duties and obligations of the undersigned under this Guaranty or otherwise incurred by Bank in any way connected with this Guaranty, the Indebtedness or any other guaranty of the Indebtedness (including without limit reasonable attorney fees and other expenses incurred in any suit involving the conduct of the Borrower or the undersigned). All of these costs and expenses shall be payable immediately by the undersigned when incurred by Bank, upon demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Guaranty to attorney fees shall be deemed a reference to fees, charges, costs and expenses of both inhouse and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

     The undersigned unconditionally and irrevocably waive each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the undersigned under this Guaranty, and acknowledge that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the undersigned now or later securing this Guaranty and/or the Indebtedness, and acknowledge that as of the date of this Guaranty no such defense or setoff exists. The undersigned acknowledge that the effectiveness of this Guaranty is subject to no conditions of any kind.

     This Guaranty shall remain effective with respect to successive transactions which shall continue the Indebtedness until this Guaranty is terminated in the manner and to the extent provided above.

     The obligation of the undersigned under this Guaranty is joint and several and may be enforced against any one or more of them severally and/or jointly in Bank's sole discretion.

     The undersigned warrant and agree that each of the waivers set forth above are made with the undersigneds' full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of these waivers are determined to be contrary to any applicable law or public policy, these waivers shall be effective to the extent permitted by law.

     This Guaranty constitutes the entire agreement of the undersigned and Bank with respect to the subject matter of this Guaranty. No waiver, consent, modification or change of the terms of this Guaranty shall bind any of the undersigned or Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of Bank and its successors and assigns. This Guaranty shall be binding on the undersigned and the undersigned's successors and assigns including, without limit, any debtor in possession or trustee in bankruptcy for any of the undersigned. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

     THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

     THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

Dated and delivered as of           GENERAL HOST HOLDING CORP.
December 3, 1996, at Detroit,
Michigan
                                   By: Robert M. Lovejoy Jr.
                                       ------------------------
                                   Its:  Vice President
                                       ------------------------

                                   AMS INDUSTRIES, INC.


                                   By: Robert M. Lovejoy Jr.
                                      -------------------------
                                   Its: Vice President
                                       ------------------------

                                   AMS SALT INDUSTRIES, INC.


                                   By: Robert M. Lovejoy Jr.
                                      -------------------------
                                   Its: Vice President
                                       ------------------------

                                   BAY RESOURCES, INC.


                                   By:  Robert M. Lovejoy Jr.
                                        -----------------------
                                   Its: Vice President
                                        -----------------------

                                   NURSERY DISTRIBUTORS, INC.


                                   By:   Robert M. Lovejoy Jr.
                                         ----------------------
                                   Its:  Vice President
                                         ----------------------

                         GENERAL HOST HOLDING CORP.,
                            AMS INDUSTRIES, INC.,
                          AMS SALT INDUSTRIES, INC.,
                           BAY RESOURCES, INC. and
                          NURSERY DISTRIBUTORS, INC.

                         CERTIFICATE OF THE SECRETARY


        I, J. THEODORE EVERINGHAM, hereby certify that (a) I am the duly elected and incumbent Secretary of each of the above-named corporations, (b) the following resolution was adopted by the Board of Directors of each such corporation as of November 29, 1996, by unanimous written consent of the members thereof without a meeting, in accordance with such corporation's bylaws and applicable law, and (c) on the date of this certificate, each such resolution remains in full force and effect:

       RESOLVED that (A) this corporation shall guaranty the full and timely performance when due of the obligations of General Host Corporation and Frank's Nursery & Crafts, Inc. (together, "the Borrowers") under the Mortgage-Backed Credit agreement dated as of November 29, 1996, between Comerica Bank ("the Bank") and the Borrowers and (B) Robert M. Lovejoy, Jr., Vice President and Treasurer of this corporation, and each other Vice President of this corporation (each an "Authorized Officer") are severally authorized on behalf of this corporation to execute and deliver a guaranty agreement in favor of the Bank in such form as the Authorized Officer executing the same on behalf of this corporation shall approve, such approval to be conclusively evidenced by such Authorized Officer's signature on such document.

DATED: November 29, 1996





                                               J. Theodore Everingham
                                        ---------------------------------------
                                           J. Theodore Everingham, Secretary